UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 3, 2014

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders." Dealertrack Technologies, Inc. held its 2014 Annual Meeting of Stockholders on June 3, 2014, at which stockholders considered and approved items (1), (2) and (4) below by the votes indicated. Stockholders also cast an advisory vote approving the compensation of our executive officers, as set forth in item (3). For a more complete description of each of the proposals, please see the Company's proxy statement dated April 24, 2014.

(1)	To elect two members to the Board of Directors for three-year terms as Class III Directors, to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected.

Nominees:	FOR	WITHHELD	BROKER NON-VOTES
Mark F. O’Neil	46,040,254	976,674	1,483,329
Joseph P. Payne	46,460,094	556,834	1,483,329

(2)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
47,869,457	494,321	136,479

(3)	Advisory vote to approve the compensation of our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,644,277	230,120	142,531	1,483,329

(4)	To amend and restate the Fourth Amended and Restated 2005 Incentive Award Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,937,048	2,937,795	142,085	1,483,329

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer